                                                                 EXHIBIT h(1)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST

                                       AND

                             ING FUNDS SERVICES, LLC
                       (FORMERLY ING PILGRIM GROUP, INC.)


                     FUNDS                                ANNUAL  ADMINISTRATIVE FEE
----------------------------------------------    ---------------------------------------------
                                                  (as a percentage of average daily net assets)
ING VP Convertible Portfolio                                          0.10%
ING VP Disciplined LargeCap Portfolio                                 0.10%
ING VP Financial Services Portfolio                                   0.10%
ING VP Growth + Value Portfolio                                       0.10%
ING VP Growth Opportunities Portfolio                                 0.10%
ING VP High Yield Bond Portfolio                                      0.10%
ING VP International Portfolio                                        0.10%
ING VP International SmallCap Growth Portfolio                        0.10%
ING VP International Value Portfolio                                  0.10%
ING VP LargeCap Growth Portfolio                                      0.10%
ING VP MagnaCap Portfolio                                             0.10%
ING VP MidCap Opportunities Portfolio                                 0.10%
ING VP SmallCap Opportunities Portfolio                               0.10%